UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2024

StoneBridge Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40613	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center

Suite 8500

New York, NY 10007

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 314-3555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	APACU	The Nasdaq Stock Market LLC
Class A ordinary shares par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A ordinary share for $11.50 per share	APACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 17, 2024, StoneBridge Acquisition Corporation, a Cayman Islands exempted company limited by shares (the “Company” or “StoneBridge”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which holders of 5,025,344 ordinary shares, comprised of 25,344 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and 5,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares,” together with the Class A Ordinary Shares, the “Ordinary Shares”), were present in person or by proxy, representing approximately 67.67% of the 7,425,969 issued and outstanding Ordinary Shares of StoneBridge.

In connection with the Extraordinary General Meeting, shareholders properly elected to redeem an aggregate of 210,813 Class A Ordinary Shares at a redemption price of approximately $11.36 per share, for an aggregate redemption amount of $2,395,232.96. Following such redemptions, approximately $25,168,346.58 will remain in the StoneBridge trust account (the “Trust Account”), not including the Extension Payment (as defined below) of $55,378.90 made by the Sponsor, as described below.

1.	Extension Amendment Proposal

At the Extraordinary General Meeting, the Company’s shareholders approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s Amended and Restated Memorandum and Articles of Association, as amended on July 19, 2023 (the “Articles of Association”) to give the Company the right to extend the date by which it has to consummate a business combination from January 20, 2024 up to 6 times for an additional one (1) month each time up to July 20, 2024, by depositing into the Trust Account, for each one-month extension, $0.025 for each Class A Ordinary Share outstanding (the “Extension Payment”) after giving effect to redemptions.

The following is a tabulation of the votes with respect to the Extension Amendment Proposal, which was approved by the Company’s shareholders:

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
5,000,390	24,954	0

2.	NTA Amendment Proposal

Shareholders approved the proposal (the “NTA Amendment Proposal”) to amend the Articles of Association to remove the net tangible asset requirement in order to expand the methods that the Company may employ so as to not become subject to the “penny stock” rules of the United States Securities and Exchange Commission. The NTA Amendment Proposal received the following votes:

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
5,025,341	3	0

A copy of the amendment to the Articles of Association as adopted on January 17, 2024, by special resolution of the shareholders is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

As a result of the approval of the Extension Amendment Proposal and NTA Amendment Proposal, the Company’s sponsor (or one or more of its affiliates or third-party designees) (the “Sponsor”) deposited an Extension Payment into the Trust Account on January 18, 2024 in the amount of $55,378.90 (which was equal to $0.025 for each Class A Ordinary Share outstanding, and not redeemed in connection with the Extension Amendment Proposal and NTA Amendment Proposal) in exchange for a non-interest-bearing, unsecured promissory note issued by the Company to the Sponsor that will not be repaid in the event that the Company is unable to close a business combination, unless there are funds available outside the Trust Account to do so. The Extension Payment extended the date by which the Company must consummate a business combination from January 20, 2024 to February 20, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of StoneBridge Acquisition Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneBridge Acquisition Corporation

By:	/s/ Bhargav Marepally
Name:	Bhargav Marepally
Title:	Chief Executive Officer

Date: January 23, 2024